Exhibit 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. •  400 N. Sam Houston Parkway E., Suite 400  •  Houston, TX  77060-3500  • 281-618-0400  •  fax: 281-618-0505

For Immediate Release                                                                                                                                                     09-018

      Contact:                                Tony Tripodo

Date:                      August 20, 2009                                                   Title:                                Chief Financial Officer

Helix Will Conduct an Operational Update with Investors

HOUSTON, TX – Helix Energy Solutions Group (NYSE: HLX) will conduct a conference call to provide an update on oil and gas production and operational matters on Tuesday, August 25, 2009 at 9:00 a.m. Central Time.

Participants may join in the call by dialing 800-475-0212 for persons in the United States and 1-312-470-7004 for international participants. The passcode is “Tripodo”. The conference call will also be webcast simultaneously in listen-only mode from our website.

The conference call will be webcast and the investors will be able to obtain the conference call slide presentation and listen to the live conference call broadcast from the “Investor Relations” page at www.HelixESG.com by clicking on "Investor Relations".  A replay will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.  That business unit is a prospect generation, exploration, development and production company.  Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments; geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the company's Annual Report on Form 10-K for the year ending December 31, 2008 and our subsequent periodic reports.  We assume no obligation and do not intend to update these forward-looking statements.